Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information constituting the Post Effective Amendment No. 32 to the Registration Statement on Form N-1A (the "Registration Statement") of Scudder State Tax Free Trust comprised of Scudder New York Tax Free Fund and Scudder Massachusetts Tax Free Fund, of our reports dated May 19, 2000 and May 23, 2000, respectively, on the financial statements and financial highlights appearing in the March 31, 2000 Annual Reports to the Shareholders of Scudder New York Tax Free Fund and Scudder Massachusetts Tax Free Fund, which are also incorporated by reference into the Registration Statement. We further consent to the references to our Firm under the heading "Financial Highlights" in the Prospectus and "Service Providers" and "Experts" in the Statement of Additional Information.






/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
July 28, 2000